Exhibit 5.1

Our ref         DLK/664902-000001/6838495v4

China Mobile Games and Entertainment Group Limited

Block A, 15/F, Huajian Building

233 Tianfu Road, Tian He District

Guangzhou

People’s Republic of China

14 March 2014

Dear Sirs

China Mobile Games and Entertainment Group Limited

We have acted as Cayman Islands legal advisers to China Mobile Games and Entertainment Group Limited (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, on 7 March 2014, relating to the offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”) each representing 14 Class A Ordinary Shares of par value US$0.001 each in the Company (the “Shares”).

We are furnishing this opinion letter as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals or copies of the following documents:

1.1	The certificate of incorporation of the Company dated 20 January 2011 and the certificate of incorporation on change of name of the Company dated 15 November 2011.

1.2	The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 20 August 2012 and effective immediately upon the completion of the Company’s listing of its ADSs representing Class A Ordinary Shares (the “Memorandum and Articles”).

1.3	The minutes of a meeting of the board of directors of the Company held on 4 March 2014 (the “Resolutions”).

1.4	A certificate from a director of the Company addressed to this firm dated 26 February 2014 (the “Director’s Certificate”).

1.5	A certificate of good standing with respect to the Company issued by the Registrar of Companies in the Cayman Islands dated 26 February 2014 (the “Certificate of Good Standing”).

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$1,000,000 divided into 750,000,000 Class A Ordinary Shares of a par value of US$0.001 each and 250,000,000 Class B Ordinary Shares of a par value of US$0.001 each.

3.3	The allotment and issuance of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

In this opinion letter the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Encl

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